Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2023 Third QUARTER RESULTS

THE WOODLANDS, TX – December 13, 2022 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2023 third quarter ended October 31, 2022.

Revenues from Marine Technology Products sales for the third quarter of fiscal 2023 were $4.9 million, compared to $8.3 million in the third quarter of fiscal 2022.  The Company reported a net loss from continuing operations for the third quarter of fiscal 2023 of approximately $3.3 million compared to a net loss of $2.1 million in the third quarter of fiscal 2022.  Third quarter of fiscal 2023 net loss from continuing operations attributable to common shareholders was $0.31 per share compared to a net loss of $0.20 per share in the third quarter of fiscal 2022.

Adjusted EBITDA from continuing operations for the third quarter of fiscal 2023 was a loss of $2.7 million compared to a loss of $1.3 million in the third quarter of fiscal 2022. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.

Backlog of Marine Technology Products as of October 31, 2022, was approximately $19.9 million compared to $19.3 million at July 31, 2022 and $10.0 million at October 31, 2021.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “As expected, our third quarter results were down sequentially. The decline from our second quarter revenues was greater than initially anticipated due to the timing of certain larger orders which we have now delivered in the fourth quarter. We strongly believe that this sets the stage for a better than expected fourth quarter, during which we anticipate returning to profitability. Given our current backlog and delivery schedules, we expect to generate revenue of $12.0 million to $14.0 million in the fourth quarter, which we believe will enable us to report positive earnings from continuing operations in that period.

“We see this general positive trend continuing into our next fiscal year.  While no doubt there will be quarterly variations, our remaining backlog and ongoing order activity indicates to us a much-improved fiscal 2024,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land leasing business.  Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented.  Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL

Management has scheduled a conference call for Wednesday, December 14, 2022 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2023 third quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website,  http://mind-technology.com, by logging onto the site and clicking “Investor Relations.”  A telephonic replay of the conference call will be available through December 21, 2022 and may be accessed by calling (201) 612-7415 and using passcode 13734565#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the fiscal third quarter ended October 31, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	October 31, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$812	$5,114
Accounts receivable, net of allowance for doubtful accounts of $504 and $484 at October 31, 2022 and January 31, 2022, respectively	3,896	8,126
Inventories, net	16,837	14,006
Prepaid expenses and other current assets	1,610	1,840
Assets held for sale	—	159
Total current assets	23,155	29,245
Property and equipment, net	4,103	4,272
Operating lease right-of-use assets	1,807	1,835
Intangible assets, net	5,193	6,018
Other assets	—	650
Total assets	$34,258	$42,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,191	$2,046
Deferred revenue	135	232
Accrued expenses and other current liabilities	4,719	5,762
Income taxes payable	1,059	837
Operating lease liabilities - current	229	869
Liabilities held for sale	—	953
Total current liabilities	10,333	10,699
Operating lease liabilities - non-current	1,578	966
Deferred tax liability	92	92
Total liabilities	12,003	11,757
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each of October 31, 2022 and January 31, 2022	37,779	37,779
Common stock, $0.01 par value; 40,000 shares authorized; 15,721 and 15,705 shares issued at October 31, 2022 and January 31, 2022, respectively	157	157
Additional paid-in capital	129,450	128,926
Treasury stock, at cost (1,933 and 1,931 shares at October 31, 2022 and January 31, 2022, respectively)	(16,863)	(16,862)
Accumulated deficit	(128,301)	(117,856)
Accumulated other comprehensive gain (loss)	33	(1,881)
Total stockholders’ equity	22,255	30,263
Total liabilities and stockholders’ equity	$34,258	$42,020

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Sale of marine technology products	$4,884	$8,347	$22,684	$19,348
Total revenues	4,884	8,347	22,684	19,348
Cost of sales:
Sale of marine technology products	3,382	5,177	14,355	13,411
Total cost of sales	3,382	5,177	14,355	13,411
Gross profit	1,502	3,170	8,329	5,937
Operating expenses:
Selling, general and administrative	3,556	3,903	11,617	11,098
Research and development	843	826	2,690	2,567
Depreciation and amortization	469	494	1,415	1,717
Total operating expenses	4,868	5,223	15,722	15,382
Operating loss	(3,366)	(2,053)	(7,393)	(9,445)
Other income (expense):
Other, net	90	33	(104)	1,037
Total other income (expense)	90	33	(104)	1,037
Loss from continuing operations before income taxes	(3,276)	(2,020)	(7,497)	(8,408)
Provision for income taxes	(37)	(59)	(379)	(111)
Net loss from continuing operations	(3,313)	(2,079)	(7,876)	(8,519)
Loss from discontinued operations, net of income taxes	(1,846)	(499)	(1,622)	(703)
Net loss	$(5,159)	$(2,578)	$(9,498)	$(9,222)
Preferred stock dividends - declared	—	(688)	(947)	(1,954)
Preferred stock dividends - undeclared	(947)	—	(1,894)	—
Net loss attributable to common stockholders	$(6,106)	$(3,266)	$(12,339)	$(11,176)
Net loss per common share - Basic
Continuing operations	$(0.31)	$(0.20)	$(0.78)	$(0.76)
Discontinued operations	$(0.13)	$(0.04)	$(0.12)	$(0.05)
Net loss	$(0.44)	$(0.24)	$(0.90)	$(0.81)
Net loss per common share - Diluted
Continuing operations	$(0.31)	$(0.20)	$(0.78)	$(0.76)
Discontinued operations	$(0.13)	$(0.04)	$(0.12)	$(0.05)
Net loss	$(0.44)	$(0.24)	$(0.90)	$(0.81)
Shares used in computing net loss per common share:
Basic	13,788	13,774	13,782	13,769
Diluted	13,788	13,774	13,782	13,769

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(9,498)	$(9,222)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	—	(850)
Depreciation and amortization	1,414	1,721
Stock-based compensation	524	419
Non-cash cumulative translation adjustment for discontinued operations	1,626	—
Provision for inventory obsolescence	68	(453)
(Gross profit) loss from sale of assets held-for-sale	(382)	388
Loss (gross profit) from sale of other equipment	113	(155)
Changes in:
Accounts receivable	4,981	(4,444)
Unbilled revenue	1	(27)
Inventories	(2,899)	(183)
Prepaid expenses and other current and long-term assets	506	(293)
Income taxes receivable and payable	(16)	3
Accounts payable, accrued expenses and other current liabilities	983	1,696
Deferred revenue	328	172
Net cash used in operating activities	(2,251)	(11,228)
Cash flows from investing activities:
Purchases of property and equipment	(531)	(139)
Sale of assets held for sale	382	3,187
Sale of a business, net of cash sold	—	761
Net cash (used in) provided by investing activities	(149)	3,809
Cash flows from financing activities:
Purchase of treasury stock	(1)	(2)
Net proceeds from preferred stock offering	—	5,145
Net proceeds from common stock offering	—	43
Preferred stock dividends	(1,894)	(1,842)
Net cash (used in) provided by financing activities	(1,895)	3,344
Effect of changes in foreign exchange rates on cash and cash equivalents	(7)	86
Net decrease in cash and cash equivalents	(4,302)	(3,989)
Cash and cash equivalents, beginning of period	5,114	4,611
Cash and cash equivalents, end of period	$812	$622

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of Net loss from Continuing Operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(3,313)	$(2,079)	$(7,876)	$(8,519)
Interest expense, net	—	—	4	—
Depreciation and amortization	469	494	1,415	1,717
Provision for income taxes	37	59	379	111
EBITDA loss from continuing operations (1)	(2,807)	(1,526)	(6,078)	(6,691)
Non-cash foreign exchange losses	—	42	—	124
Stock-based compensation	136	183	524	419
Adjusted EBITDA loss from continuing operations (1)	$(2,671)	$(1,301)	$(5,554)	$(6,148)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$247	$(4,038)	$(2,251)	$(11,228)
PPP loan forgiveness	—	—	—	850
Stock-based compensation	(136)	(183)	(524)	(419)
Provision for inventory obsolescence	(23)	(38)	(68)	(83)
Changes in accounts receivable (current and long-term)	(2,932)	4,417	(4,792)	4,883
Interest paid	—	—	4	—
Taxes paid, net of refunds	94	2	371	149
Gross (loss) profit from sale of other equipment	—	—	(113)	155
Changes in inventory	2,438	(393)	2,899	130
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(2,325)	(1,468)	(1,595)	(1,800)
Changes in prepaid expenses and other current and long-term assets	(153)	42	(24)	543
Other	(17)	133	15	129
EBITDA loss from continuing operations (1)	$(2,807)	$(1,526)	$(6,078)	$(6,691)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.